Exhibit 99.3

Akzo Nobel Catalysts

Unaudited Condensed Combined Financial Statements

June 30, 2004 and 2003

Akzo Nobel Catalysts

Unaudited Condensed Combined Balance Sheets

June 30, 2004 and December 31, 2003

		(Unaudited)
(Amounts in thousands)	Notes	June 30, 2004	December 31, 2003
Assets
Non-current assets:
Property, plant and equipment, net		€131,227	€135,322
Investments in associated companies	5	26,480	24,065

Total non-current assets		157,707	159,387
Current assets:
Inventories	6	64,662	58,659
Receivables		74,344	51,349
Deferred tax assets	12	2,664	1,831
Other current assets		2,075	2,358
Cash and cash equivalents		865	865

Total current assets		144,610	115,062

Total assets		€302,317	€274,449

Divisional Equity and Liabilities
Divisional equity	7	€227,650	€196,346
Provisions	8	8,817	13,779
Deferred tax liabilities	12	17,991	18,126
Current liabilities		47,859	46,198

Total divisional equity and liabilities		€302,317	€274,449

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

Akzo Nobel Catalysts

Unaudited Condensed Combined Statements of Income

For the Six Months Ended June 30, 2004 and 2003

		For the Six Months Ended June 30,
(Amounts in thousands)	Notes	2004	2003
Net sales	8	€192,316	€179,118
Cost of sales		141,263	120,780

Gross profit		51,053	58,338
Operating expenses:
Selling and distribution expenses		15,269	13,451
General and administrative expenses	4, 8	9,044	9,503
Research and development expenses		11,206	9,797

Total operating expenses		35,519	32,751

Operating income		15,534	25,587
Other income (expense):
Other income, net		3,340	2,861
Interest expense, net	9	(925)	(1,889)

Income before income taxes and equity results from associated companies		17,949	26,559
Income taxes	12	6,301	9,524

Income before equity results from associated companies		11,648	17,035
Equity results from associated companies	5	4,996	5,419

Net income		€16,644	€22,454

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

Akzo Nobel Catalysts

Unaudited Condensed Combined Statements of Cash Flows

For the Six Months Ended June 30, 2004 and 2003

	Six Months Ended June 30,
(Amounts in thousands)	2004	2003
Cash flows from operating activities:
Net income	€16,644	€22,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	13,647	14,758
Income from associated companies	(4,996)	(5,419)
Deferred income taxes	(1,763)	(1,881)
Total changes in working capital	(29,700)	(2,753)

Net cash (used in) provided by operations:	(6,168)	27,159
Cash flows from investing activities:
Capital expenditures	(7,341)	(6,036)
Dividends received from associated companies	1,959	1,204

Net cash used in investing activities	(5,382)	(4,832)
Cash flows from financing activities:
Transfers to (from) Akzo Nobel, net	13,866	(25,355)

Net cash provided by (used in) financing activities	13,866	(25,355)
Effects of exchange rate changes on cash	(2,316)	3,028

Decrease in cash and cash equivalents	€—	€—

Cash and cash equivalents:
At beginning of period	€865	€865

At end of period	€865	€865

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

1.	Business

Akzo Nobel Catalysts (the “Company” or “Catalysts”) is a business of Akzo Nobel N.V. (“Akzo Nobel”), which is engaged in the development, manufacture, distribution and sale of fluidized and fixed-bed catalysts to refineries and petrochemical plants.

In September 2003, Akzo Nobel announced its intention to divest the Company, and began seeking offers for the purchase of substantially all of the assets and liabilities of Catalysts. On April 19, 2004, Akzo Nobel received an offer from Albemarle Corporation (“Albemarle”) for the purchase of its Catalysts business and proceeded to complete the transaction with Albemarle at the close of business on July 31, 2004.

The Company conducts business primarily in Europe, North and South America, and Asia.

2.	Basis of presentation

These unaudited condensed combined financial statements (the “combined financial statements”) and the notes thereto should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2003, 2002, and 2001.

These combined financial statements reflect the activities of Catalysts as managed by Akzo Nobel. These combined financial statements include the legal entities of Akzo Nobel Catalysts B.V., The Netherlands, Akzo Nobel Catalysts LLC, United States of America, Filtrol Corporation, United States of America, and the catalyst business of Akzo Nobel Chemicals Pte Ltd, Singapore, Asia. Additionally, these combined financial statements reflect the Company’s non-controlling interests in the following associated companies: a 50% interest in Eurecat S.A., France (“Eurecat”); a 25% interest in Eurecat Inc., US (“Eurecat Inc.”) – a 65% owned subsidiary of Eurecat; a 50% interest in Nippon Ketjen Co., Ltd., Japan (“Nippon Ketjen”); and a 50% interest in Fábrica Carioca de Catalisadores S.A., Brazil (“FCC”).

These combined financial statements reflect the assets, liabilities, revenues and expenses that were directly related to the Company as they were operated within Akzo Nobel. Additionally, these combined financial statements include allocations for various expenses, including corporate administrative expenses, as well as certain assets and liabilities historically maintained by Akzo Nobel and not recorded in the accounts of Catalysts. These include, among other things, corporate overhead, interest expense, deferred income tax assets and liabilities, liabilities for certain compensation plans, and contingent liabilities. Significant allocations are discussed in the following footnotes (Note 4, Note 9, and Note 10, for corporate expenses, interest expense, and pension and postretirement expenses, respectively). Akzo Nobel Catalysts management (“management”) considers such allocations to have been made on a reasonable basis.

In June 2001, the Company closed its fluidized cracking catalyst production facility located in Los Angeles, California, with all production and technology for that site transferred to the Company’s Pasadena, Texas facility. The remaining assets of the Los Angeles facility are not being included in the Company’s sale to Albemarle; however, due to the Company’s continued operational oversight post-shutdown for the periods of the financial statements presented, the assets, liabilities, and operational results of the Los Angeles facility have been reflected in these combined financial statements.

The combined financial statements included herein may not necessarily be indicative of Catalysts’ financial position, results of operations or cash flows, had the Company operated as a separate entity during the periods presented or for future periods.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

All amounts included in these combined financial statements are presented in accordance with accounting principles generally accepted in The Netherlands (“Dutch GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States (“U.S. GAAP”). See Note 15 for a description of the differences between Dutch GAAP and U.S. GAAP affecting Catalysts’ Net income and Divisional equity.

All amounts are reflected in thousands of euros (“EURs”).

3.	Significant accounting policies

The unaudited combined financial statements as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 have been prepared in accordance with the accounting policies set out in the combined financial statements for the years ended December 31, 2003, 2002, and 2001 except for as follows:

Interim Financial Information (Unaudited)

The financial information presented as of June 30, 2004, and for each of the six months ended June 30, 2004 and 2003 is unaudited. In the opinion of management, this financial information reflects all adjustments necessary for a fair presentation of the financial information for such periods. The results of operations for the six months ended June 30, 2004 and 2003 should not be taken as indicative of the results of operations that may be expected for the entire year.

Foreign currency translation

Amounts in foreign currencies are translated into euros using the exchange rate at each balance sheet date for assets and liabilities and the weighted-average exchange rate for the period for revenues and expenses. Differences arising from these translations are charged or credited directly to Divisional equity on the unaudited condensed combined balance sheets (the “Combined Balance Sheets”).

Monetary assets and liabilities denominated in foreign currencies are restated into the local currency at prevailing exchange rates at the balance sheet date, with results arising from these translations reflected in the unaudited condensed combined statements of income (the “Combined Statements of Income”) as unrealized foreign exchange gains and losses.

The principal exchange rates against the euro used in preparing the Combined Balance Sheets and Combined Statements of Income are as follows:

	Balance Sheet		Statement of Income
	June 30, 2004	December 31, 2003	June 30, 2004	June 30, 2003
U.S. Dollar	1.210	1.262	1.226	1.110
Brazilian Real	3.766	3.662	3.649	3.529
Singapore Dollar	2.081	2.145	2.074	1.950

4.	Related party transactions

The combined financial statements include transactions with affiliated companies. Catalysts entered into transactions with Akzo Nobel and its subsidiaries for the sale of inventory as well as corporate services provided by Akzo Nobel. Product transfers between Catalysts and Akzo Nobel were made at various transfer prices.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

Sales to Akzo Nobel and its subsidiaries represented approximately EUR 3,800 and EUR 3,500 for the six months ended June 30, 2004 and 2003, respectively, and are reported in Net Sales in the Combined Statements of Income.

At June 30, 2004 and December 31, 2003, the Company had receivables from Akzo Nobel and its subsidiaries of EUR 3,670, and 4,190, respectively; these amounts are reflected in Receivables on the Combined Balance Sheets. At June 30, 2004 and December 31, 2003, the Company had payables to Akzo Nobel and its subsidiaries of EUR 5,093, and EUR 6,410, respectively; these amounts are reflected in Current liabilities on the Combined Balance Sheets.

For the six months ended June 30, 2004, and 2003, the Company had sales to its associated companies in the amount of EUR 7,189 and EUR 3,890, respectively. At June 30, 2004 and December 31, 2003, the Company had accounts receivable from associated companies of EUR 1,649 and EUR 1,224, respectively. These amounts are reflected in Receivables on the Combined Balance Sheets. At June 30, 2004 and December 31, 2003, the Company had liabilities to associated companies of EUR 712 and EUR 1,766, respectively. These amounts are reflected in Current liabilities on the Combined Balance Sheets.

Additionally, the Company had a note receivable from Eurecat. This note bears interest at variable rates (2.31% and 2.71% per annum for the six months ended June 30, 2004 and 2003, respectively) and was originally due on April 29, 2004, but a temporary extension was subsequently granted and is under current negotiation. Amounts outstanding under this note were EUR 1,700 and EUR 2,000 at June 30, 2004 and December 31, 2003, respectively, and are reflected as Other current assets on the Combined Balance Sheets.

At June 30, 2004 and December 31, 2003, the Company had advances to employees in the amount of EUR 13 and EUR 14, respectively. These amounts are reflected as Other receivables in the Combined Balance Sheets. Additionally, the Company guaranteed the mortgage for one employee in the amount of EUR 184. This guarantee is not for a director or officer of the Company.

Catalysts’ General and administrative expenses includes allocated corporate and regional costs from Akzo Nobel totaling approximately EUR 2,141 and EUR 2,226 for the six months ended June 30, 2004 and 2003, respectively. These costs are primarily related to Akzo Nobel’s corporate administrative services to the Company and are generally allocated based on a combination of the ratio of Catalysts annual net sales, gross margin, and property, plant, and equipment, to Akzo Nobel’s comparable consolidated net sales, gross margin, and property, plant, and equipment, as this methodology yields, in the opinion of management, a reasonable allocation. Corporate administrative expenses include accounting, treasury, finance, tax, human resources, legal, and certain other administrative services.

The Company’s Combined Statements of Income include allocations of Akzo Nobel’s interest expense totaling EUR 1,016 and EUR 1,992, for the six months ended June 30, 2004 and 2003, respectively. These costs are primarily related to Akzo Nobel’s consolidated interest expense and are allocated principally based on the average outstanding cash balance funded to Catalysts through Akzo Nobel’s cash accounts using Akzo Nobel’s weighted average borrowing rate (Note 9). While interest expense has been allocated, there has been no allocation of Akzo Nobel’s general corporate debt in the accompanying combined balance sheet as all financing transactions with Akzo Nobel are settled via Divisional equity. There is no debt specific to Catalysts.

Akzo Nobel N.V. uses a centralized approach to cash management and financing its operations. During the periods covered by these combined financial statements, cash deposits were remitted to Akzo Nobel on a regular basis and are reflected within Divisional equity on the Combined Balance Sheets. Similarly, Catalysts’ cash

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

disbursements are funded through Akzo Nobel’s cash accounts. As a result, none of Akzo Nobel’s cash, cash equivalents or liabilities pertaining to book overdrafts has been allocated to Catalysts in the combined financial statements.

5.	Investments in associated companies

The Company has 50% non-controlling interests in Eurecat, Nippon Ketjen, and FCC, as well as a 25% non-controlling interest in Eurecat Inc.

Activity of the Investment in associated companies balance on the Combined Balance Sheets through June 30, 2004 is as follows:

	Total	Nippon Ketjen	FCC	Eurecat	Eurecat Inc
Balance at December 31, 2002	€18,710	€8,385	€5,973	€3,554	€798
Equity results	5,419	1,134	3,917	468	(100)
Dividend received	(1,204)	(1,204)	—	—	—
Changes in exchange rates	(152)	(814)	812	(91)	(59)

Balance at June 30, 2003	€22,773	€7,501	€10,702	€3,931	€639

Equity results	3,281	485	2,269	416	111
Dividend received	(577)	—	—	(532)	(45)
Changes in exchange rates	(1,412)	71	(1,259)	(152)	(72)

Balance at December 31, 2003	€24,065	€8,057	€11,712	€3,663	€633

Equity results	4,996	2,698	1,922	169	207
Dividend received/declared	(2,518)	(1,959)	—	(559)	—
Changes in exchange rates	(63)	218	(356)	43	32

Balance at June 30, 2004	€26,480	€9,014	€13,278	€3,316	€872

For the six months ended June 30, 2004 and 2003, the Company’s withholding tax expense on dividends received from its associated companies was EUR 99 and EUR 62, respectively. These amounts are included in Income taxes in the Combined Statements of Income.

In 2003, the partners of FCC agreed that no dividends be declared or paid from 2003 earnings in anticipation of capital expansion activities planned during 2004 and 2005. FCC intends to finance this expansion activity through third party loans which could impact future dividend capability of this associated company.

During 2004, Eurecat declared a dividend, which is payable to Catalysts in September 2004. Under the business sale agreement of Catalysts between Akzo Nobel and Albemarle, the dividend declared in the amount of EUR 559 will be payable to Akzo Nobel.

Additionally, 2004 earnings of the associated companies are subject to defined distribution allocations as prescribed in the business sale agreement between Akzo Nobel and Albemarle.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

6.	Inventories

Inventories consisted of the following:

	June 30, 2004	December 31, 2003
Finished products/trade stock	€41,453	€38,737
Work in process	5,974	5,544
Raw materials and supplies	17,235	14,378

Total inventory	€64,662	€58,659

The above total inventory amounts are net of a provision for obsolete inventory of EUR 2,214 and EUR 1,024 at June 30, 2004 and December 31, 2003, respectively.

7.	Divisional equity

Total Divisional equity of Catalysts represents Akzo Nobel’s historical equity in the Catalysts business and includes the Company’s cumulative operating results, accumulated translation differences on investments in associated companies and net assets in non-European locations, allocations from Akzo Nobel and settlement of intercompany transactions with Akzo Nobel.

Activity in Divisional equity for the six months ended June 30, 2004 and 2003 is as follows:

Divisional Equity
Balance at December 31, 2002	€211,241

Net income	22,454
Transfers to Akzo Nobel, net	(25,355)
Changes in exchange rates	(8,125)

Balance at June 30, 2003	€200,215

Net income	13,270
Transfers to Akzo Nobel, net	(7,836)
Changes in exchange rates	(9,303)

Balance at December 31, 2003	€196,346

Net income	16,644
Transfers from Akzo Nobel, net	13,866
Changes in exchange rates	794

Balance at June 30, 2004	€227,650

At June 30, 2004 and December 31, 2003, the cumulative translation adjustment reflected in Divisional equity was EUR (32,860), and EUR (32,614), respectively. Note that in accordance with Dutch GAAP, prior to 2001, the Company was not required to disclose translation adjustments separately; therefore, the aforementioned amounts are cumulative commencing on January 1, 2001.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

8.	Provisions

Provisions consisted of the following:

	June 30, 2004	December 31, 2003
Performance guarantee deferral (Note 13)	€2,644	€5,990
Bonus provision	2,674	4,249
Environmental matters (Note 13)	2,909	2,930
Restructuring provision	590	610

Total	€8,817	€13,779

Movements in the provisions are specified as follows:

	Total	Performance Guarantee	Bonus	Environmental	Restructuring
Balance at December 31, 2002	€22,546	€12,675	€5,268	€3,461	€1,142
Payments	(2,780)	(1,795)	(793)	—	(192)
Releases	(1,374)	(1,374)	—	—	—
Change in exchange rates	(690)	—	—	(602)	(88)

Balance at June 30, 2003	€17,702	€9,506	€4,475	€2,859	€862

Additions	3,103	1,970	1,133	—	—
Payments	(4,893)	(3,968)	(741)	—	(184)
Releases	(1,690)	(1,518)	(172)	—	—
Change in exchange rates	(443)	—	(446)	71	(68)

Balance at December 31, 2003	€13,779	€5,990	€4,249	€2,930	€610

Additions	—	—	—	—	—
Payments	(4,808)	(2,984)	(1,647)	(132)	(45)
Releases	(362)	(362)	—	—	—
Change in exchange rates	208	—	72	111	25

Balance at June 30, 2004	€8,817	€2,644	€2,674	€2,909	€590

The “additions” and “releases” activity noted above for the performance guarantee provisions have been reflected in Net sales and the activity for the bonus, environmental, and restructuring provisions have been reflected in General and administrative expenses on the Combined Statements of Income.

At June 30, 2004 and December 31, 2003, the above provisions consist of short-term liabilities of EUR 5,908 and EUR 6,600, respectively, as these amounts will be payable within the next twelve months.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

9.	Interest expense, net

Interest expense, net consists primarily of interest allocated from Akzo Nobel, less amounts capitalized as follows:

	For the Six Months Ended June 30,
	2004	2003
Interest expense before capitalization	€1,016	€1,992
Capitalized interest	(91)	(103)

Interest expense, net	€925	€1,889

Interest allocations from Akzo Nobel are allocated principally based on the average outstanding cash balance funded to Catalysts through Akzo Nobel’s cash accounts using Akzo Nobel’s weighted average borrowing rate of 2.31% and 3.83% for the six months ended June 30, 2004 and 2003, respectively.

10.	Pensions and postretirement benefits

During the periods covered by these combined financial statements, substantially all employees of Catalysts were participants in various defined benefit pension plans and postretirement plans administered and sponsored by Akzo Nobel. Benefits under the pension plans are based primarily on years of service and employees’ compensation. The postretirement plans provide associates with health care and life insurance benefits upon retirement. As discussed in Note 2, these combined financial statements reflect the plans on a multi-employer basis. As such, Akzo Nobel allocated costs associated with the pension plans to Catalysts based upon a ratio of age-weighted pensionable income for service costs and allocates costs associated with other components of pension expense, such as interest costs, amortization of actuarial gains/losses, etc., based on projected benefit obligations relative to the total projected benefit obligation of the plans. Management believes this methodology is a reasonable basis of allocation. Additionally, Akzo Nobel allocated costs associated with the postretirement plans based upon a ratio of Catalysts active headcount to total active headcount. Management believes that a headcount ratio is a reasonable basis of allocation for postretirement benefit plans and is appropriate since the benefit is not linked to salary.

The following table presents the allocated expense from Akzo Nobel for the Catalysts’ employees participating in Akzo Nobel pension and postretirement plans:

	For the Six Months Ended June 30,
	2004	2003
Pensions	€3,525	€4,059
Postretirement	1,086	929

	€4,611	€4,988

Additionally, substantially all employees of Catalysts were eligible to participate in one of Akzo Nobel’s savings plans. Under these plans, employees elect to contribute a percentage of their pay. The plans provide for Akzo Nobel matching these contributions (up to a maximum percentage of the employee’s annual pay, as outlined in the plan agreement). The allocated expense from Akzo Nobel related to Catalysts participants was EUR 321 and EUR 334, for the six month period ended June 30, 2004 and 2003, respectively.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

Pursuant to the terms of the business sale agreement, Akzo Nobel shall retain all liabilities for any retiree medical plan for all employees who are retired as of the closing of the sale of Catalysts. In addition, Akzo Nobel will provide a retiree medical program to all employees in The Netherlands who retire within the period of five years from the closing of the sale of Catalysts, and will also provide these benefits to eligible employees in the United States aged 50 and older (as of July 31, 2004) with ten or more years service, and aged 65 and older (as of July 31, 2004) with five or more years of service.

11.	Business segment information and geographic data

Catalysts is engaged in the development, manufacture, distribution and sale of fluidized and fixed-bed catalysts to refineries and petrochemical plants.

For management purposes, the Company is organized on a worldwide basis and operates in one segment.

Although the Company is managed on a worldwide basis, they operate in three principal geographical areas of the world. The following shows the distribution of the Company’s consolidated sales by geographical market, regardless of where the product was produced:

	Net Sales
	For the Six Months Ended June 30,
	2004	2003
Europe	€71,338	€62,648
North and South America	83,310	86,221
Asia	21,967	19,163
Middle East, Africa, and Other	15,701	11,086

Total	€192,316	€179,118

The following shows the carrying amount of segment assets and additions to property, plant, and equipment by geographical area in which the assets are located.

	Carrying Amount of Segment Assets(1)
	June 30,
	2004	2003
Europe	€121,705	€105,666
North and South America	143,783	135,988
Asia	6,820	6,034

Total	€272,308	€247,688

(1)	Comprises property, plant, and equipment, inventories, receivables, and other current assets.

	Additions to Property, Plant and Equipment
	For the Six Months Ended June 30,
	2003	2002
Europe	€2,869	€1,096
North and South America	4,472	4,940

Total	€7,341	€6,036

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

12.	Income taxes

The Company has historically been a part of Akzo Nobel’s global tax reporting structures and has not filed separate combined income tax returns solely for the Catalysts business. The Company’s income tax provisions have been calculated for each period on a separate return basis, as if Catalysts were a separate taxpayer and the resulting current tax liability were settled with Akzo Nobel through Divisional equity on the Combined Balance Sheets.

Income tax expense in The Netherlands and from foreign operations was as follows:

	For the Six Months Ended June 30,
	2004	2003
Pre-tax income (loss)
Netherlands	€12,145	€15,956
Foreign	5,804	10,603

Total	€17,949	€26,559

Total income tax expense (benefit)
Netherlands	€4,281	€5,636
Foreign	2,020	3,888

Total	€6,301	€9,524

Current income tax expense (benefit)
Netherlands	€4,828	€5,032
Foreign	3,236	6,373

Total	€8,064	€11,405

Deferred income tax expense (benefit)
Netherlands	€(548)	€604
Foreign	(1,215)	(2,485)

Total	€(1,763)	€(1,881)

Total income tax expense	€6,301	€9,524

The difference between income tax expenses computed at statutory rates in The Netherlands (34.5%), for the six months ended June 30, 2004 and 2003, respectively, and income tax expense provided on earnings is primarily the result of the effect of jurisdictional tax rate differences, primarily the United States.

13.	Commitments and Contingent Liabilities

Commitments

The Company enters into operating leases primarily for its facilities, vehicles, and machinery and equipment under varying terms and conditions.

Additionally, Catalysts incurs an annual rental expense for land in the amount of EUR 24. This rental expense is related to a long-term land lease (“erfpacht”) in Amsterdam, The Netherlands. This lease forms part of the site on which the Amsterdam production facilities are located.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

At June 30, 2004, future minimum rental payments under operating leases were:

2004	€415
2005	734
2006	345
2007	285
2008	186
Thereafter	303

Total minimum payments required	€2,268

The Company enters into agreements to purchase natural gas and electricity. These contracts contain no minimum purchase requirements and the contract price is indexed to the market value of the commodity. The fair value of these commodity contracts are not reflected on the Combined Balance Sheets as the contracts are not considered financial instruments.

Additionally, the Company routinely enters into forward exchange contracts. The purpose of Catalysts foreign currency activities is to protect the Company from the risk that the eventual functional currency net cash flows resulting from trade transactions are adversely affected by changes in exchange rates.

Recognition of gains and losses on the foreign exchange contracts is deferred until settlement of the foreign currency forward contract. At June 30, 2004 and 2003, outstanding forward exchange contracts amounted to EUR 439 and EUR 2,515, respectively. These contracts mainly relate to U.S. dollars, Singapore dollars, and Japanese yen.

Additionally, FCC has a note payable due to a third party bank institution amounting to EUR 2,336 at June 30, 2004, for which the Company has undertaken that for as long as the note payable is outstanding, Catalysts will maintain directly or indirectly a participation of at least 33.5% of FCC’s common voting share capital.

Contingent Liabilities

Workers’ Compensation

Catalysts recorded liabilities totaling EUR 132 and EUR 248 for anticipated costs related to workers’ compensation at June 30, 2004 and December 31, 2003, respectively. The costs include an estimate of expected settlements on pending claims, defense costs and a provision for claims incurred but not reported as substantially all workers’ compensation at Catalysts is self-insured through Akzo Nobel. These estimates are based on Catalysts assessment of potential liability using an analysis of available information with respect to pending claims, historical experience, and current cost trends. The amount of Catalysts’ ultimate liability in respect of these matters may differ from these estimates.

Performance and Life Cycle Guarantees and Warranty Provisions

Provisions are recorded for performance guarantees and life cycle guarantees. These guarantees entitle the customer to claim compensation if the product does not conform to performance standards originally agreed upon. Performance guarantees relate to minimum technical specifications that products produced with the delivered catalyst must meet, such as yield and product quality. Life cycle guarantees relate to minimum periods for which performance of the delivered catalysts is guaranteed. When either performance guarantees or life cycle guarantees are contractually agreed upon, an assessment of the need for a provision is made by management.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

When testing or modeling results predict that the performance or life cycle criteria may not be met, provisions are recorded for the gross margin of the product. The performance guarantee provisions are released over the term of the contractual guarantee period while the deferral for life cycle guarantee is released over the term of the guarantee period in proportion to the amount by which the Company’s future obligation is reduced.

Catalysts recorded provisions totaling EUR 2,644 and EUR 5,990 for such guarantees at June 30, 2004 and December 31, 2003, respectively; these amounts are reflected in Provisions on the Combined Balance Sheets (Note 8). Of these amounts, EUR 2,644 and EUR 5,990, respectively will be released or paid out within the next year upon the lapsing of the performance guarantee or life cycle guarantee period.

Environmental Matters

Catalysts recorded liabilities totaling EUR 2,909 and EUR 2,930 for anticipated costs related to environmental matters, primarily the remediation of hazardous substance cleanup, at June 30, 2004 and December 31, 2003, respectively; these amounts are reflected in Provisions on the Combined Balance Sheets (Note 8). The costs include legal and consulting fees, site studies, the design and implementation of remediation plans, post-remediation monitoring and related activities and will be paid by Akzo Nobel over several years. The amount of Catalysts’ ultimate liability with respect to these matters may be affected by several uncertainties, primarily the ultimate cost of required remediation.

Of the amounts recorded by Catalysts as environmental provisions, anticipated costs related to remediation of hazardous substance cleanup at the Los Angeles facility amounted to EUR 2,561 and EUR 2,582, at June 30, 2004 and December 31, 2003, respectively. Additionally, the Company has recorded EUR 348 at June 30, 2004 and December 31, 2003, pertaining to an environmental remediation at its Amsterdam facility. As part of the sale of Catalysts, Akzo Nobel will assume all obligations that pertain to environmental matters of Catalysts as of the closing of the sale transaction and will indemnify the purchaser of Catalysts for such obligations.

Guarantees

The Company executes, through financial institutions, contracts with certain of its customers which serve as guarantees on product delivery and performance according to customer specifications that can cover both shipments on an individual basis as well as blanket coverage of multiple shipments under customer supply contracts. The financial coverage provided by these guarantees is typically based on a percentage on net sales value. At June 30, 2004 committed bank funds under these facilities amounted to EUR 3,560.

Also, the Company has provided a 100% guarantee on a loan of Eurecat Inc. The loan was established to assist with its working capital needs. The Company’s partner in Eurecat has executed a counter-guarantee for 50% of this loan, which effectively reduces the Company’s guarantee share to 50%. The total balance of this loan at June 30, 2004 and December 31, 2003 amounted to EUR 1,764.

Other

Catalysts is a party to various claims and litigation arising from the normal course of business, including environmental claims and product liability. The Company accrues for contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. While there can be no certainty that the Company may not ultimately incur charges in excess of presently established accruals, management believes that such additional charges, if any, will not have a material adverse effect on the Company’s financial position.

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

14.	Subsequent Events

On July 28, 2004, the Company settled a legal proceeding against another company for patent infringement, subject to final regulatory review and approval. This claim, with proceeds amounting to approximately EUR 1,500, will be to the benefit of Akzo Nobel and has been excluded from the business sale agreement of Catalysts between Akzo Nobel and Albemarle.

On September 4, 2004, the Company renewed its local operating permit agreements for its Amsterdam plant. The Company has committed to future defined capital expenditures pertaining to environmental requirements with respect to emissions to air and water. Future committed funds under these agreements over the next five years are anticipated to range from EUR 12,000 to EUR 16,000, depending on the ultimate requirements of the related environment agencies.

15.	Application of Generally Accepted Accounting Principles in the United States

The Company’s financial statements have been prepared in accordance with Dutch GAAP, which differ in certain significant respects from U.S. GAAP.

The effect of the application of U.S. GAAP on net income and divisional equity, as reported under Dutch GAAP, is set out in the tables below.

	For the Six Months Ended June 30,
	2004	2003
Net income reported under Dutch GAAP	€16,644	€22,454

U.S. GAAP adjustments:
Revenue recognition (a)	1,969	(1,017)
Derivatives (b)	(1,929)	(1,395)
Software development costs (c)	(508)	513
Investments in associated companies—equity results (d)	(96)	90
Investments in associated companies—acquisition (e)	(72)	(72)
Stock compensation (g)	(45)	(51)
Platinum arrangement (h)	30	(110)
Income tax effect on U.S. GAAP adjustments	155	752

Total U.S. GAAP adjustments	(496)	(1,290)

Net income under U.S. GAAP	€16,148	€21,164

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

	June 30, 2004	December 31, 2003
Total divisional equity reported under Dutch GAAP	€227,650	€196,346

U.S. GAAP adjustments:
Revenue recognition (a)	(17)	(1,986)
Derivatives (b)	439	2,368
Software development costs (c)	3,212	3,720
Investments in associated companies—equity results(d)	129	225
Investments in associated companies—acquisition (e)	2,909	2,981
Goodwill (f)	1,546	1,546
Stock compensation (g)	(105)	(79)
Platinum arrangement (h)	(175)	(205)
Income tax effect on U.S. GAAP adjustments	(1,144)	(1,293)

Total U.S. GAAP adjustments	6,794	7,277

Total divisional equity under U.S. GAAP	€234,444	€203,623

Comprehensive income is as follows:

	For the Six Months Ended June 30,
	2004	2003
Net income in accordance with U.S. GAAP	€16,148	€21,164
Other comprehensive income (loss)
Foreign currency translation adjustments	516	(4,797)

Comprehensive income (loss)	€16,664	€16,367

The cumulative effects on significant balance sheet captions of differences between Dutch GAAP and U.S. GAAP are as follows:

	June 30, 2004
	Dutch GAAP	U.S. GAAP Adjustments	U.S. GAAP
Non-current assets
Goodwill and other intangible assets (c and f)	€—	€4,758	€4,758
Property, plant, and equipment (h)	€131,227	€(34)	€131,193
Investments in associated companies (d and e)	€26,480	€3,038	€29,518

Current assets:
Inventories (h)	€64,662	€6,375	€71,037
Other current assets (a and b)	€2,075	€2,459	€4,534

Provisions (a and i)	€8,817	€(3,129)	€5,688

Deferred tax liabilities	€17,991	€1,144	€19,135

Current liabilities (a, g, and h)	€47,859	€11,787	€59,646

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

The Combined Statements of Cash Flows for the six months ended June 30, 2004 and 2003 prepared under Dutch GAAP complies with U.S. GAAP.

The following statements summarize adjustments that reconcile Net income and Divisional equity from that reported under Dutch GAAP to that which would have been reported had U.S. GAAP been applied.

(a)    In accordance with Dutch GAAP, for products that include performance guarantees and life cycle guarantees, management defers the gross margin of the product when testing or modeling results predict that the performance or life cycle criteria may not be met. The deferral for performance guarantees is released over the term of the contractual guarantee period. In accordance with U.S. GAAP, SAB 104, revenue and the related costs should be deferred until the performance obligation period lapses. For the six months ended June 30, 2004 the Company increased net income EUR 1,969 and for the six months ended June 30, 2003, the Company reduced net income EUR 1,017, for U.S. GAAP purposes. Additionally, under Dutch GAAP, the Company has only deferred the gross margin associated with such products as opposed to deferring the revenue and costs as in accordance with U.S. GAAP. As such, under U.S. GAAP the Company would have deferred revenue and costs of sales of EUR 4,570 and EUR 2,020, respectively, as of June 30, 2004. Under U.S. GAAP, the impact on Divisional equity was a reduction of EUR 17 and EUR 1,986, as of June 30, 2004 and December 31, 2003, respectively.

In accordance with Dutch GAAP, Net sales is reported net of shipping costs and commission expense. Under U.S. GAAP, sales revenue should be reported gross with the shipping costs and commission expense reported in Cost of sales and Selling and distribution expenses, respectively. For the six months ended June 30, 2004 and 2003, Net sales should be increased by €6,943 and €5,247, respectively; Cost of sales increased by €3,254 and €3,356, respectively; and Selling and distribution expenses increased by €3,689 and €1,891, respectively. This reclassification difference had no overall impact on net income for the six months ended June 30, 2004 and 2003.

(b)    In accordance with Dutch GAAP, recognition of gains and losses on the foreign exchange contracts are deferred until settlement of the foreign currency forward contract.

SFAS No. 133, “Accounting for Derivative Instruments,” as amended, was adopted by the Company in 2001. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires every derivative instrument to be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company does not designate its derivatives for hedge accounting in accordance with U.S. GAAP. Accordingly, changes in fair value of derivative instruments are recognized currently in earnings.

(c)    Under Dutch GAAP, the Company expenses computer software development costs as incurred. Under U.S. GAAP, Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” requires that certain direct costs related to the development and implementation of internal-use software be capitalized and amortized over the estimated useful life of the software. The costs related to the preliminary project stage and the post-implementation/operations stage (as defined in SOP 98-1) in an internal-use computer software development project should be expensed as incurred. The estimated average useful lives to amortize these capitalized costs are between 3 and 5 years.

(d)    The effect of applying U.S. GAAP to the Company’s equity investees has been included in the Company’s U.S. GAAP reconciliation. These differences primarily related to the adoption of SFAS 143, “Accounting for Asset Retirement Obligations,” capitalization of interest in accordance with SFAS 34,

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

“Capitalization of Interest Costs,” accounting for goodwill and other intangible assets in accordance with SFAS 142, “Goodwill and Other Intangible Assets,” and inventory valuation.

In January 2003, the FASB issued Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities.” This interpretation primarily applies to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Pursuant to the issuance of FIN No. 46(R), an amendment to FIN No. 46, the implementation of FIN No. 46 has been deferred to the first reporting period ending after March 15, 2004. As such, the Company implemented the provisions of FIN No. 46(R) effective January 1, 2004. The Company has evaluated its relationships with its associated companies and the adoption of FIN No. 46(R) did not have an impact on these combined financial statements.

(e)    On November 1, 2002, the Company’s 40% owned associated company, FCC, executed a stock repurchase agreement with its 20% investor whereby the investor’s entire interest in FCC was acquired for approximately EUR 8,500 and was funded through cash funds of FCC. The Company sold none of its interest in FCC in connection with this transaction.

In accordance with Dutch GAAP, the Company reflected this transaction as a reduction of investments in associated companies and a reduction of Divisional equity in the amount of EUR 2,249.

In accordance with U.S. GAAP, when an investee buys treasury stock at a premium and an investor sells no shares pursuant to this transaction, that investor’s ownership interest in the investee increases and gives rise to an adjustment of its share in the basis of the net assets of the investee. Such adjustment is to be assigned first to tangible and identifiable intangible assets and to liabilities, with any remaining difference to goodwill. For this transaction Catalysts recorded approximately EUR 2,400 in amortizable intangibles as a subdivision of its investment in FCC balance during 2002. Amortization expense recorded for this item amounted to EUR 72 and EUR 72 for the six months ended June 30, 2004 and 2003, respectively.

Additionally, during 1995, the Company acquired additional ownership in Eurecat and as a result, the Company recorded goodwill in the amount of EUR 1,101. In accordance with Dutch GAAP, the goodwill balance was recorded as a charge to Divisional equity. In accordance with U.S. GAAP, this goodwill was reflected as a subdivision of its investment in Eurecat and is amortized over a period of 40 years. Upon the adoption of the provision of SFAS No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002, amortization of the goodwill balance ceased and the goodwill balance is tested annually or when impairment indicators exists for impairment. The Company has noted no impairment of this goodwill.

(f)    In 1989, the Company acquired a company and the excess of the purchase price over the fair value of the net assets of the acquired company was reflected as a charge to equity under Dutch GAAP. In accordance with U.S. GAAP, the excess of the purchase price over the fair value of the net assets of acquired companies should be reflected as goodwill. Upon the adoption of the provisions of SFAS No. 142 on January 1, 2002, the goodwill balance should be tested at least on an annual basis for impairment.

The U.S. GAAP adjustment reverses the goodwill charged to equity under Dutch GAAP and reflects the unamortized portion of goodwill, assuming a useful life of 40 years; amortization ceased upon the adoption of SFAS No. 142. Additionally, in accordance with SFAS No. 142, the Company performed an impairment analysis on this goodwill balance and noted no impairment.

(g)    In accordance with Dutch GAAP, the value of the shares granted under the Akzo Nobel Employee Share Plan on the date of the grant is recognized as a charge in the Combined Statements of Income spread

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

over the vesting period. This standard is effective for rights granted from 2002 onwards. No charge was recognized for the shares granted under the Akzo Nobel Employee Share Plan in 2001. In accordance with U.S. GAAP the fair value of these shares granted in 2001 (i.e., the share price at the date of grant) also has to be recognized as a charge against income over the vesting period of the grant. For the six months ended June 30, 2004 and 2003, the additional charge amounted to EUR 19 and EUR 43, respectively. As a result of the above transaction, the Company has accrued compensation costs of EUR 258 and EUR 239 at June 30, 2004 and December 31, 2003, respectively; and is reflected in Divisional equity.

Additionally, certain Catalysts employees participated in the Akzo Nobel Stock Option Plan. Under Dutch GAAP, stock compensation costs are charged to equity upon exercise of stock appreciation rights. As permitted by SFAS No. 123, “Accounting for Stock Based Compensation,” under U.S. GAAP the Company has elected to apply APB No. 25 and related interpretations in accounting for its stock based compensation plans. In accordance with APB No. 25, compensation costs, including the change in the liability for the difference between the exercise and market price at date of grant, should be recognized as an expense. Stock based compensation cost is reflected in net income due to the cash settlement feature of the Akzo Nobel stock option scheme, which causes the options to be remeasured at each reporting date. The Company recognized compensation expense in the amount of EUR 26 and EUR 8, for the six months ended June 30, 2004 and 2003, respectively. Due to the cash settlement feature of this plan, the Company has accrued compensation costs of EUR 105 and EUR 79 at June 30, 2004 and December 31, 2003, respectively; these amounts are reflected as Provisions.

(h)    Platinum is an essential component of certain catalyst products. The Company leases platinum from financial institutions and accounts for these leases as operating leases in accordance with Dutch GAAP. Catalysts’ customers use the platinum in their manufacturing process and extract the platinum from the used product. At the end of the arrangement, the customer returns the same quantity of platinum (either from extraction or by purchasing from others) to Catalysts and Catalysts returns the platinum back to the financial institutions or pays for the platinum at its then current value. The financial institutions bear the risk and reward for the fluctuation of the change in market value of the platinum; however, the Company is obligated to return the same quantity of platinum leased.

In accordance with U.S. GAAP, inventory, including precious metals, such as platinum, cannot be the subject of a lease for accounting purposes because those assets are not depreciable. The Company has evaluated these lease contracts in accordance with SFAS No. 133 and determined that the lease arrangement is a financing transaction that contains an embedded derivative. The Company has bifurcated and marked-to-market the embedded derivative in accordance with SFAS No. 133. For the six months ended June 30 2004 and 2003, the Company recognized a favorable (unfavorable) mark-to-market adjustment of EUR 30 and EUR (110), respectively. Also, under U.S. GAAP, the Company has reflected the value of the platinum leased as inventory and has recorded a related obligation for amounts due to the financial institutions upon the maturity of the contractual arrangement. At June 30, 2004 and December 31, 2003, the Company has recorded inventory of EUR 6,341 and EUR 8,276, respectively, and a related obligation for EUR 6,516 and EUR 8,481, respectively.

Additionally, in accordance with Dutch GAAP, the Company recorded the cost of platinum which the Company owned as property, plant, and equipment; however, under U.S. GAAP, platinum should be classified as inventory. The reclassification of such amounts was EUR 34 at June 30, 2004 and December 31, 2003.

(i)    Under Dutch GAAP, the Company has reflected certain short-term liabilities as Provisions on the Combined Balance Sheets. However, in instances where the performance and life cycle guarantee will lapse

Akzo Nobel Catalysts

Notes to Unaudited Condensed Combined Financial Statements—(Continued)

For the Six Months Ended June 30, 2004 and 2003

(in thousands, except share amounts)

or the Company expects to release or pay out amounts within the next year, such amounts have been reclassified from Provisions to Current liabilities in accordance with U.S. GAAP.

(j)    The Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”) as of January 1, 2003. This statement requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The removal cost is initially capitalized and depreciated over the remaining life of the underlying asset. The associated liability is accreted over the life of the underlying asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as income or loss on disposition. The assets are depreciated straight line over the remaining lives of the assets, while the interest component of the liability is accreted over the remaining lives of the assets. At June 30, 2004 and December 31, 2003, the effect of the adoption of SFAS No. 143 in the reconciliation of net income and divisional equity to U.S. GAAP is nil.

(k)    Under Dutch GAAP, certain indirect costs can be included as research and development costs. Under U.S. GAAP, indirect costs that are not clearly related to research and development activities shall not be included as research and development costs. For the six months ended June 30, 2004 and 2003, General and administrative expenses should be increased by €937 and €743, respectively; and Research and development expenses should be decreased by €937 and €743, respectively. This reclassification difference had no overall impact on net income for the six months ended June 30, 2004 and 2003.